CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration Statement on Form N-1A of Vanguard Whitehall Funds of our reports dated December 13, 2018, relating to the financial statements and financial highlights, which appear in Vanguard Emerging Markets Government Bond Index Fund, Vanguard High Dividend Yield Index Fund, Vanguard International Dividend Appreciation Index Fund, Vanguard International High Dividend Yield Index Fund, Vanguard Mid-Cap Growth Fund, and Vanguard Selected Value Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2018, and our reports dated December 18, 2018, relating to the financial statements and financial highlights, which appear in the Vanguard Global Minimum Volatility Fund and Vanguard International Explorer Fund’s Annual Reports on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Statements”, “Service Providers—Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 25, 2019